As filed with the Securities and Exchange Commission on April 23, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AKARI THERAPEUTICS, PLC

(Exact name of registrant as specified in its charter)

England and Wales	98-1034922
(State or other jurisdiction of incorporation or organization)	(IRS. Employer Identification No.)

75/76 Wimpole Street

London W1G 9RT

United Kingdom
Telephone +44 20 8004 0270

(Address and telephone number of registrant’s principal executive offices)

Akari Therapeutics, Plc 2014 Amended and Restated Equity Incentive Plan

(Full title of the plan)

Puglisi & Associates
850 Library Ave Suite 204

Newark, Delaware, 19711

Tel: 302-738-6680

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Todd Finger, Esq.

Gary Emmanuel, Esq.

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173

Tel: (212) 547-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, £0.01 par value each (1)	41,940,787	$0.03095	$1,298,067.36	$157.33

(1)

Ordinary shares may be in the form of American Depositary Shares. American Depositary Shares issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-185197). Each American Depositary Share represents the right to receive one hundred ordinary shares.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional securities that become issuable under the 2014 Amended and Restated Equity Incentive Plan of Akari Therapeutics, Plc (the “Company”) by reason of any share dividend, share split, recapitalization or other similar transaction.

(3)

The proposed maximum offering price per share is calculated based on the number of ordinary shares which may be issued under the Company’s 2014 Amended and Restated Equity Incentive Plan in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $3.095 per share, the average of the high and low sales price of an ADS as reported on the Nasdaq Capital Market on April 18, 2019, divided by 100 (to give effect to the 1:100 ratio of ADSs to ordinary shares).

 EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is to register 41,940,787 additional ordinary shares of Akari Therapeutics, Plc (the “Company”) reserved for issuance under the Company’s 2014 Amended and Restated Equity Incentive Plan (the “2014 Plan”). The ordinary shares registered hereunder are in addition to 135,277,420 ordinary shares previously registered on the Company’s Form S-8 filed on October 16, 2015 (File No. 333-207444) and the 5,865,000 ordinary shares previously registered on the Company’s Form S-8 filed on August 13, 2014 (File No. 333-198109) (the “Prior Registration Statements”).

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Prior Registration Statements, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*
Item 2.	Registrant Information and Employee Plan Annual Information.*

*The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

•	the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on April 23, 2019;

•

the Company’s Form 6-Ks furnished with the Commission on March 13, 2019, March 29, 2019 and April 23, 2019 (two filings) (in each case, to the extent expressly incorporated by reference into the Company’s effective registration statements filed by us under the Securities Act); and

•	the description of the ADSs and ordinary shares contained in the Company’s Form 8-A filed with the Commission on January 30, 2014 including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and all reports on Form 6-K subsequently filed by the Company which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Reference is made to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Exhibits Index

Exhibit No.	Exhibit Description

3.1	Articles of Association of Akari Therapeutics, Plc (incorporated by reference to the exhibit previously filed with the Registrant’s Form 6-K filed on July 18, 2017)

4.1	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the exhibit previously filed with the Registrant’s Registration Statement on Form F-6 (No. 333-185197) filed on November 30, 2012)

4.2	Amendment to Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (No. 333-185197) filed on December 24, 2013)

4.3	Form of Amendment No. 2 to Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015)

4.4	Form of American Depositary Receipt; the Form is Exhibit A of the Form of Amendment to the Deposit Agreement (incorporated by reference to the exhibit previously filed with the Registrant’s Post-Effective Amendment on Registration Statement Form F-6 (File No. 333-185197) filed on September 9, 2015)

5.1*	Opinion of McDermott Will & Emery UK LLP, counsel to Registrant

23.1*	Consent of BDO USA, LLP

23.2*	Consent of McDermott Will & Emery UK LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1*	Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to the exhibit previously filed with the Registrant’s Definitive Proxy Statement on Schedule 14A filed on August 3, 2015)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on this 23rd day of April, 2019.

AKARI THERAPEUTICS, PLC

By:	/s/ Clive Richardson
	Name:	Clive Richardson
	Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Clive Richardson and Dov Elefant, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on April 23, 2019.

Name	Title

/s/ Clive Richardson	Interim Chief Executive Officer and Director
Clive Richardson	(principal executive officer)

/s/ Dov Elefant	Chief Financial Officer
Dov Elefant	(principal financial officer and principal accounting officer)

/s/ Dr. Ray Prudo	Executive Chairman
Dr. Ray Prudo

/s/ James Hill	Director
James Hill

/s/ Stuart Ungar	Director
Stuart Ungar

/s/ David Byrne	Director
David Byrne

/s/ Donald Williams	Director
Donald Williams

/s/ Michael Grissinger	Director
Michael Grissinger

/s/ Dr. Peter Feldschreiber	Director
Dr. Peter Feldschreiber

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Akari Therapeutics, Plc has signed this Registration Statement on this 23rd day of April, 2019.

Puglisi & Associates

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative